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                                                                    EXHIBIT 10.7

                                  AMENDMENT TO
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

         This Amendment, made and entered into as of this _________ day of ______________________________________, 2002, by and between BUTLER
MANUFACTURING COMPANY, a Delaware corporation (hereinafter referred to as the "Corporation") and _______________ (hereinafter referred to as the "Employee").

         WITNESSETH:

         WHEREAS the Corporation and the Employee entered into that certain Split Dollar Life Insurance Agreement dated December 20, 1994 (the "Agreement") and the parties, by mutual agreement, desire to modify and amend the Agreement.

         NOW, THEREFORE, in consideration of these premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. Paragraph 3 of the Agreement shall be amended in its entirety so as to read as follows:

                  "3. Policy Dividends. Effective as of October 1, 2002, any dividend declared on the Policy shall be applied to pay Policy premiums. In the event that any dividend exceeds the amount needed to pay Policy premiums, such excess shall be applied to purchase a paid up addition to the Policy. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof."

         2. Paragraph 4 of the Agreement is hereby amended to add the following as the last sentence hereof:

                  "Notwithstanding any provision of the Agreement, effective as of October 1, 2002, the Corporation shall be relieved of any further obligation to make payment of Policy premiums, except as provided in Paragraph 3 of this Agreement. The Corporation and the Employee acknowledge that the Corporation has paid sufficient Policy premiums so that, together with the payments provided for under Paragraph 3, the Policy can be maintained in full force and effect."

         3. Subparagraph a. of Paragraph 6 is hereby amended in its entirety, effective as of October 1, 2002, to read as follows:

                  "Except as otherwise provided herein, the Employee may sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation thereof, in any such case, only with the express written consent of the Corporation provided that the Corporation has met its obligations under the terms of this Agreement."

         4. The following sentence shall be added at the end of paragraph 10 of the Agreement to read as follows:

                  "Notwithstanding any other provisions of this Agreement, since the parties have agreed that the Corporation is not required to make any further Policy premium payments, the Corporation and the Employee agree that, effective as of October 1, 2002, the failure of the Company to make any Policy premium payments, except as provided in Paragraph 3, shall not be an event of default under the terms of this Agreement and the collateral assignment of the Policy shall continue in full force and effect."

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                            BUTLER MANUFACTURING COMPANY

                                            By: ________________________________
______________________________      Print Name: ________________________________
Print Name: _____________                       Print Title: ___________________
               "Employee"                                        "Corporation"